Exhibit 10.10(a)

Promissory Note
Extension and Modification

Lucy Z, LLC- Original $250,000.00 dated December 22, 2021

FOR VALUE RECEIVED, Adamas One Corp. (“Borrower”) herein and Lucy Z, LLC (“Lender”) herein with all addresses, notifications and provisions as contained in the executed Original $250,000.00 Promissory Note dated December 22, 2021, hereby agrees to the extension of that instrument adjusted for additional amounts ($5,000.00) advanced by the Lender. The remaining principal balance of $250,000.00, plus interest $12,480.00 shall be due in full payable in Cash, Check or Wire transfer to Lender on or before September 15, 2022, no later than 5:00 PM PST. The Lender hereby waives any instances of default under the Original Agreement and retains all rights remedies and other options contained in the Original Promissory Note which Borrower acknowledges shall remain in full effect under this Extension and Modification. All default interest is hereby waived.

IN WITNESS WHEREOF , Borrower has duly executed this Extension and Modification under seal as of the date first above written.

BORROWER:

Adamas One Corp.

By:	/s/ John Grdina
John Grdina
Title: CEO

AGREE AND ACCEPTED TO:

/s/ Lucy Z, LLC
Lucy Z, LLC